UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2008

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Prior to the expiration of the due diligence period provided for in the contract of sale between TRB Chattanooga LLC, a wholly-owned subsidiary of the registrant, and Freeman Webb Investments, Inc. (the “Buyer”), pursuant to which the Buyer agreed to purchase a residential apartment complex in Chattanooga, Tennessee for $27.3 million, the Buyer terminated the contract of sale. Registrant issued a press release announcing, among other things, the termination of the contract of sale. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Reference is made to the registrant’s Current Report on Form 8-K, dated April 17, 2008, and filed with the Securities and Exchange Commission on April 21, 2008, reporting the execution of the contract of sale.

Item 8.01	Other Events.

On June 2, 2008, registrant issued a press release announcing certain information regarding its loan portfolio. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

99.1	Press release dated June 2, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: June 3, 2008	By:	/s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President